Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement No. 333-264811 on Form S-4 of our report dated May 9, 2022, (October 11, 2022, as to the effects of the restatement discussed in Note 2), relating to the consolidated financial statements of LanzaTech NZ, Inc. and subsidiaries. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Deloitte & Touche LLP

Chicago, Illinois

November 14, 2022